                          OFFER TO PURCHASE FOR CASH
                    ALL OUTSTANDING SHARES OF COMMON STOCK

                                      AND
    ALL OUTSTANDING SHARES OF $1.85 CUMULATIVE CONVERTIBLE PREFERENCE STOCK
                                      OF
                               BIRD CORPORATION
                                      AT
                      $5.50 NET PER SHARE OF COMMON STOCK
                                      AND
 $20 (WHICH AMOUNT SHALL NOT BE ADJUSTED FOR ANY DIVIDENDS ACCRUED AND UNPAID
  THROUGH THE EXPIRATION DATE) NET PER SHARE OF $1.85 CUMULATIVE CONVERTIBLE
                               PREFERENCE STOCK
                                      BY
                             BI EXPANSION II CORP.
                         A Wholly Owned Subsidiary of

                            CERTAINTEED CORPORATION
                    An Indirect Wholly Owned Subsidiary of

                           COMPAGNIE DE SAINT-GOBAIN

      THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, FEBRUARY 13, 1998, UNLESS THE
                           OFFER IS EXTENDED.

                                                               January 16, 1998

To Brokers, Dealers, Banks, Trust
 Companies and Other Nominees:

  We have been engaged by BI Expansion II Corp., a Massachusetts corporation (the "Purchaser") and a wholly owned subsidiary of CertainTeed Corporation, a Delaware corporation ("CertainTeed") which is an indirect wholly owned subsidiary of Compagnie de Saint-Gobain, a French corporation ("Saint-Gobain"), to act as Dealer Manager in connection with the Purchaser's offer to purchase all outstanding shares of Common Stock, par value $1.00 per share (the "Common Shares"), of Bird Corporation, a Massachusetts corporation (the "Company"), at $5.50 per Common Share (the "Common Price") and all outstanding shares of $1.85 Cumulative Convertible Preference Stock, par value $1.00 per share (the "Preference Shares"), of the Company at $20, which amount shall not be adjusted for any dividends accrued and unpaid through the Expiration Date (as defined in the Offer to Purchase), per Preference Share (the "Preference Price"), in each case net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Purchaser's Offer to Purchase dated January 16, 1998 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"). The Common Shares and the Preference Shares are collectively referred to as the "Shares". Please furnish copies of the enclosed materials to those of your clients for whom you hold Shares registered in your name or in the name of your nominee.

  Enclosed herewith are copies of the following documents:

    1. Offer to Purchase dated January 16, 1998;

    2. Letter of Transmittal to be used by stockholders of the Company in accepting the Offer;
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    3. The Letter to Stockholders of the Company from the President of the
  Company accompanied by the Company's Solicitation/Recommendation Statement on Schedule 14D-9;

    4. A printed form of letter that may be sent to your clients for whose account you hold Shares in your name or in the name of a nominee, with space provided for obtaining such clients' instructions with regard to the Offer;

    5. Notice of Guaranteed Delivery with respect to Shares;

    6. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

    7. Return envelope addressed to ChaseMellon Shareholder Services, L.L.C., the Depositary.

  THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, (1) THERE BEING VALIDLY TENDERED AND NOT WITHDRAWN PRIOR TO THE EXPIRATION OF THE OFFER SUCH NUMBER OF SHARES THAT WOULD CONSTITUTE AT LEAST 66 2/3% OF ALL OUTSTANDING COMMON SHARES (DETERMINED ON A FULLY DILUTED BASIS), (2) THERE BEING VALIDLY TENDERED AND NOT WITHDRAWN PRIOR TO THE EXPIRATION OF THE OFFER SUCH NUMBER OF PREFERENCE SHARES THAT WOULD CONSTITUTE AT LEAST 66 2/3% OF ALL OUTSTANDING PREFERENCE SHARES, (3) ANY WAITING PERIOD UNDER THE HART-SCOTT-RODINO ANTITRUST IMPROVEMENTS ACT OF 1976, AS AMENDED, AND THE REGULATIONS THEREUNDER APPLICABLE TO THE PURCHASE OF SHARES PURSUANT TO THE OFFER HAVING EXPIRED OR BEEN TERMINATED AND (4) ALL CONSENTS, APPROVALS, ORDERS OR AUTHORIZATIONS OF, OR REGISTRATIONS, DECLARATIONS OR FILINGS WITH ANY GOVERNMENTAL AUTHORITY REQUIRED OR NECESSARY IN CONNECTION WITH THE OFFER, THE MERGER (AS DEFINED BELOW) AND THE MERGER AGREEMENT (AS DEFINED BELOW) AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT HAVING BEEN OBTAINED AND BEING IN FULL FORCE AND EFFECT.

  We urge you to contact your clients promptly. Please note that the Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Friday, February 13, 1998, unless the Offer is extended by the Purchaser.

  The Board of Directors of the Company has unanimously approved the Offer and the Merger and determined that the terms of the Offer and the Merger are fair to, and in the best interests of, the stockholders of the Company and unanimously recommends that stockholders of the Company accept the Offer and tender their Shares.

  The Offer is being made pursuant to the Agreement and Plan of Merger dated as of January 12, 1998 (the "Merger Agreement"), among CertainTeed, the Purchaser and the Company pursuant to which, following the consummation of the Offer and the satisfaction or waiver of certain conditions, the Purchaser will be merged with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of CertainTeed (the "Merger"). In the Merger, each outstanding Share (other than Shares held by stockholders who perfect their appraisal rights under Massachusetts law, Shares held in the Company's treasury and Shares held directly by the Purchaser or CertainTeed) will be converted into the right to receive in the case of Common Shares $5.50 per Common Share and in the case of Preference Shares $20, which amount shall not be adjusted for any dividends accrued and unpaid through the effective date of the Merger, per Preference Share, in each case net to the Seller, in cash, without interest thereon, as set forth in the Merger Agreement and described in the Offer to Purchase.

  Payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (a) certificates for (or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to) such Shares, (b) a Letter of Transmittal (or fax thereof), properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer effected pursuant to the procedure set forth in Section 2 of the Offer to Purchase, an Agent's Message (as defined in the Offer to

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Purchase), and (c) any other documents required by the Letter of Transmittal.
Accordingly, tendering stockholders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE OF THE SHARES TO BE PAID BY THE PURCHASER, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

  None of the Purchaser, Saint-Gobain or CertainTeed will pay any fees or commissions to any broker or dealer or other person (other than the Dealer Manager and the Information Agent as described in the Offer to Purchase) in connection with the solicitation of tenders of Shares pursuant to the Offer. You will be reimbursed upon request for customary mailing and handling expenses incurred by you in forwarding the enclosed offering materials to your customers.

  Questions and requests for additional copies of the enclosed material may be directed to the Information Agent or to the Dealer Manager at their respective addresses and telephone numbers set forth on the back cover of the enclosed Offer to Purchase.

                                          Very truly yours,

                                          McFarland Dewey Securities Co., L.P.

  NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL RENDER YOU OR ANY OTHER PERSON THE AGENT OF THE PURCHASER, CERTAINTEED, SAINT-GOBAIN, THE DEPOSITARY, THE INFORMATION AGENT OR THE DEALER MANAGER OR AUTHORIZE YOU OR ANY OTHER PERSON TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ON BEHALF OF ANY OF THEM WITH RESPECT TO THE OFFER NOT CONTAINED IN THE OFFER TO PURCHASE OR THE LETTER OF TRANSMITTAL.

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